                 Wednesday, October 15, 2003                    Roger Bosma
                                                                President & CEO

                                                                Joseph F. Hurley
                                                                EVP & CFO
                                                                973-697-2000


LAKELAND BANCORP SURPASSES $1.5 BILLION IN TOTAL ASSETS AS COMPANY REPORTS $3.8 MILLION IN THIRD QUARTER EARNINGS

OAK RIDGE, NJ - October 15, 2003 --Lakeland Bancorp, Inc. (Nasdaq: LBAI) reported Net Income for the third quarter of $3.8 million, or $0.25 per diluted share, as compared to a Net Loss of ($711,000), or ($0.05) per diluted share for the third quarter of 2002. The Company's Annualized Return on Average Assets was 1.08% and Annualized Return on Average Equity was 15.52% for the third quarter of 2003.

Net Income for the first nine months of 2003 was $11.1 million, up $5.1 million from the $6.0 million for the same period last year. Earnings per diluted share were $0.73, up from the $0.39 per diluted share for the first nine months of 2002. Return on Average Assets was 1.14% and Return on Average Equity was 15.79% for the first nine months of 2003.

Lakeland Bancorp also announced that it has declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on November 14, 2003 to holders of record as of the close of business on October 31, 2003.

A highlight in the third quarter was the consummation of the acquisition of CSB Financial Corp ("CSB"). With this acquisition, the Company surpassed the $1.5 billion mark in total assets and the total number of branches in northern New Jersey increased to thirty-eight.

Roger Bosma, Lakeland Bancorp's President and CEO, said, "We are pleased to welcome our new shareholders, formerly of CSB Financial Corp. The four new locations Lakeland Bancorp acquired enhance our position in the Bergen County area, and help to make Lakeland Bancorp one of the leading community banks in New Jersey."

-continued-

EARNINGS

NET INTEREST INCOME
Net interest income for the third quarter of 2003 was $12.2 million, compared with $12.0 million for the same period last year. This reflects the impact of the lower interest rate environment offset by a 22% increase in average earning assets. Net interest margin decreased to 3.85% for the third quarter of 2003 from 4.59% for the third quarter of 2002.

Year-to-date, net interest income was $36.9 million, or 5% higher than the $35.3 million reported for the first nine months of 2002. Net interest margin decreased to 4.20% for the nine months of 2003 from 4.76% for the same period last year, while average earning assets increased 19%.

NONINTEREST INCOME
Noninterest income, including gains on the sales of securities, totaled $3.9 million for the third quarter of 2003, compared to $3.0 million for the third quarter of 2002. Gains on the sales of securities were $934,000 in the third quarter of 2003 compared to gains of $812,000 for the same period last year. Noninterest income, excluding gains on the sales of securities, totaled $2.9 million for the third quarter of 2003, or 32% higher than the $2.2 million for the third quarter of 2002. Service charges on deposit accounts increased 32% to $1.9 million due to increased overdraft and return item charges. Commissions and fees increased 63% to $793,000, primarily due to increased loan fees.

Noninterest income, including gains on the sales of securities, totaled $9.6 million for the first nine months of 2003, compared to $7.6 million for the first nine months of 2002. Gains on the sales of securities increased from $875,000 in the first nine months of 2002 to $1.7 million for the same period in 2003. Noninterest income, excluding gains on the sales of securities, increased from $6.7 million for the first nine months of 2002 to $8.0 million for 2003, a 19% increase. This was primarily due to increases of $856,000 in service charges on deposit accounts and $514,000 in commissions and fees on loans.

NONINTEREST EXPENSE
Noninterest expense for the third quarter of 2003 was $9.7 million, an increase of 15% compared to the third quarter of 2002. Salary and benefit costs were $5.2 million for the third quarter of 2003, an increase of 13% compared to the same period last year. Net occupancy expense was $912,000, an increase of 9% from the third quarter of 2002. The increases in both salaries and benefits and occupancy expense were due in part to the acquisition of CSB Financial Corp. in the third quarter of 2003. Other expenses increased by 28% in the third quarter of 2003 reflecting increased legal and consulting expenses.

For the first nine months of 2003, noninterest expense was $28.0 million compared to $24.8 million for the first nine months of 2002, an increase of $3.2 million or 13%. Of this increase, $1.3 million relates to increased salary and benefit costs. This increase reflects higher salary and benefit expense due to bank expansion as well as normal salary and benefit increases. Occupancy expense increased by $197,000 reflecting the opening of one new branch in the fourth quarter of 2002 as well as increased expenses incurred in the other bank locations. Other expenses increased 30% primarily due to increased legal and consulting fees.

-continued-

FINANCIAL CONDITION

At September 30, 2003, total assets were $1.530 billion, an increase of $322.9 million or 27% from year-end 2002, including $141.1 million from the acquisition of CSB.

LOANS
Total loans increased $100.1 million from December 31, 2002 to September 30, 2003 including $83.1 million from the CSB acquistion. In the first nine months of 2003, commercial loans increased $74.6 million or 24% from year-end 2002. Consumer and home equity loans increased $15.8 million, or 7%, while residential mortgage loans increased $9.7 million or 6%. The growth in home equity loans and residential mortgage loans was slowed due to loan refinancing activity.

ASSET QUALITY
At September 30, 2003, non-performing assets totaled $18.9 million (1.24% of total assets) including $12.6 million related to commercial lease pools (0.83% of total assets) and $6.3 million of other non-performing assets (0.41% of total assets). The Allowance for Loans and Lease Losses totaled $16.5 million at September 30, 2003 including an additional provision of $7.5 million which was recorded in the third quarter 2002 relating to the commercial lease pools. The provision totaled $750,000 in the third quarter 2003. Charge-offs totaled $3.8 million in the third quarter 2003. This included a $3.4 million charge-off to reflect the deterioration of the credit rating of one of the three surety companies which guaranteed the commercial lease pools. The Company continues to believe that it has substantial and meritorious positions and claims against the surety companies and continues to litigate such matters.

DEPOSITS
At September 30, 2003, total deposits were $1.332 billion, which included $124.7 million from CSB. This was an increase of $273.0 million or 26% from December 31, 2002. Core deposits, which are defined as noninterest bearing deposits and savings and interest bearing transaction accounts, increased by $226.3 million or 28% at December 31, 2002 to $1.034 billion at September 30, 2003. Core deposits, as defined, represent 78% of total deposits at September 30, 2003.

CAPITAL
Stockholders' equity was $109.6 million and book value per common share was $6.88 at September 30, 2003. As of September 30, 2003, the Company's leverage ratio was 8.01%. Tier I and total risk based capital ratios were 12.20% and 13.46%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

     THE INFORMATION DISCLOSED IN THIS DOCUMENT INCLUDES VARIOUS FORWARD-LOOKING STATEMENTS THAT ARE MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO CREDIT QUALITY (INCLUDING DELINQUENCY TRENDS AND THE ALLOWANCE FOR LOAN AND LEASE LOSSES), CORPORATE OBJECTIVES, AND OTHER FINANCIAL AND BUSINESS MATTERS. THE WORDS "ANTICIPATES", "PROJECTS", "INTENDS", "ESTIMATES", "EXPECTS", "BELIEVES", "PLANS", "MAY", "WILL,", "SHOULD", "COULD", AND OTHER SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY CAUTIONS THAT THESE FORWARD-LOOKING STATEMENTS ARE NECESSARILY SPECULATIVE AND SPEAK ONLY AS OF THE DATE MADE, AND ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES, ALL OF WHICH MAY CHANGE OVER TIME. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS.

     IN ADDITION TO THE FACTORS DISCLOSED BY THE COMPANY ELSEWHERE IN THIS DOCUMENT, THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY AND ADVERSELY FROM SUCH FORWARD-LOOKING STATEMENTS:
PRICING PRESSURES ON LOAN AND DEPOSIT PRODUCTS; COMPETITION; CHANGES IN ECONOMIC CONDITIONS NATIONALLY, REGIONALLY AND IN THE

COMPANY'S MARKETS; THE EXTENT AND TIMING OF ACTIONS OF THE FEDERAL RESERVE BOARD; CHANGES IN LEVELS OF MARKET INTEREST RATES; CLIENTS' ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES; CREDIT RISKS OF LENDING ACTIVITIES AND COMPETITIVE FACTORS; WHETHER OR NOT THE COMPANY ULTIMATELY RECEIVES PAYMENT OF ALL AMOUNTS DUE FROM THE LEASE PORTFOLIO AS DESCRIBED IN NOTE 15-COMMITMENTS AND CONTINGENCIES IN NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002; CHANGES IN THE CONDITIONS OF THE CAPITAL MARKETS IN GENERAL AND IN THE CAPITAL MARKETS FOR FINANCIAL INSTITUTIONS IN PARTICULAR AND THE IMPACT OF THE WAR IN IRAQ ON SUCH MARKETS; THE ABILITY OF THE COMPANY TO INTEGRATE COMMUNITY STATE BANK PROMPTLY INTO THE COMPANY'S OVERALL BUSINESS; AND THE EXTENT AND TIMING OF LEGISLATIVE AND REGULATORY ACTIONS AND REFORMS.

     THE ABOVE-LISTED RISK FACTORS ARE NOT NECESSARILY EXHAUSTIVE, PARTICULARLY AS TO POSSIBLE FUTURE EVENTS, AND NEW RISK FACTORS MAY EMERGE FROM TIME TO TIME. CERTAIN EVENTS MAY OCCUR THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO BE MATERIALLY DIFFERENT THAN THOSE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY STATEMENTS MADE BY THE COMPANY THAT ARE NOT HISTORICAL FACTS SHOULD BE CONSIDERED TO BE FORWARD-LOOKING STATEMENTS. THE COMPANY IS NOT OBLIGATED TO UPDATE AND DOES NOT UNDERTAKE TO UPDATE ANY OF ITS FORWARD-LOOKING STATEMENTS MADE HEREIN.

                                                         LAKELAND BANCORP, INC.
                                                          FINANCIAL HIGHLIGHTS
                                                               (UNAUDITED)

                                             THREE MONTHS ENDED SEPTEMBER 30,          NINE MONTHS ENDED SEPTEMBER 30,
                                        -------------------------------------------   -----------------------------------

                                                         2003                2002                  2003            2002
                                                         -----               -----                 -----           ----
                                                                (Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income                                    $12,170             $12,008               $36,935         $35,291
Provision for Loan Losses                                 (750)             (8,250)               (2,250)         (9,750)
Noninterest Income                                       2,934               2,228                 7,958           6,687
Gain on sales of  investment securities                    934                 812                 1,686             875
Noninterest Expense                                     (9,651)             (8,396)              (28,006)        (24,827)
                                        -----------------------   -----------------   -------------------   -------------
Pretax Income (Loss)                                     5,637              (1,598)               16,323           8,276
Tax (Expense) Benefit                                   (1,815)                887                (5,212)         (2,235)
                                        -----------------------   -----------------   -------------------   -------------
Net Income (Loss)                                       $3,822               ($711)              $11,111          $6,041
                                        =======================   =================   ===================   =============

Basic Earnings (loss) Per Share                          $0.25              ($0.05)                $0.74           $0.40
Diluted Earnings (loss) Per Share                        $0.25              ($0.05)                $0.73           $0.39
Dividends per share                                      $0.10               $0.09                 $0.28           $0.25
Weighted Average Shares - Basic                     15,333,292          15,004,092            15,059,277      15,041,713
Weighted Average Shares - Diluted                   15,550,330          15,297,019            15,282,882      15,320,124


SELECTED OPERATING RATIOS
Return on Average Assets                                 1.08%              -0.24%                 1.14%           0.73%
Return on Average Equity                                15.52%              -3.05%                15.79%           9.05%
Yield on Interest Earning Assets                         5.14%               6.26%                 5.47%           6.49%
Cost of funds                                            1.58%               2.10%                 1.58%           2.19%
Net interest spread                                      3.56%               4.16%                 3.89%           4.30%
Net interest margin                                      3.85%               4.59%                 4.20%           4.76%
Efficiency ratio                                        62.10%              57.60%                60.40%          56.30%
Stockholders' equity to total assets                                                               7.17%           7.59%
Book value per share                                                                               $6.88           $5.99
Closing stock price                                                                               $15.95          $15.46


ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans                                                          0.82%           0.03%
Ratio of allowance to total loans                                                                  2.01%           2.55%
Non-performing loans to total loans                                                                2.29%           2.83%
Non-performing assets to total assets                                                              1.24%           1.68%
Allowance to non-performing loans                                                                    88%             90%


SELECTED BALANCE SHEET DATA AT PERIOD-END                                                      9/30/2003      12/31/2002
                                                                                               ---------      ----------
Loans                                                                                           $818,727        $718,676
Allowance for Loan Losses                                                                         16,476          17,940
Investment Securities                                                                            555,838         407,843
Total Assets                                                                                   1,530,005       1,207,105
Deposits                                                                                       1,332,091       1,059,092
Borrowings                                                                                        17,380          19,974
Long Term Debt                                                                                    34,500          31,000
Guaranteed preferred beneficial interests in Company's
  subordinated debentures                                                                         30,000               -
Stockholders' Equity                                                                             109,629          90,767


SELECTED AVERAGE BALANCE SHEET DATA

                                                      FOR THE THREE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                     9/30/2003           9/30/2002             9/30/2003       9/30/2002
                                                     ---------           ---------             ---------       ---------
Loans, net                                            $766,069            $689,302              $742,284        $653,449
Interest-Earning Assets                              1,296,408           1,065,969             1,212,496       1,017,381
Deposits                                             1,218,398           1,009,914             1,144,869         963,407
Total Assets                                         1,403,787           1,156,278             1,306,331       1,106,116
Common Equity                                           97,693              92,427                94,110          89,233


                               LAKELAND BANCORP, INC. AND SUBSIDIARIES
                                    CONSOLIDATED BALANCE SHEETS

                                                                                  SEPTEMBER 30,   DECEMBER 31,
ASSETS                                                                                2003            2002
--------------------------------------------------------------------------------------------------------------
(dollars in thousands)                                                            (unaudited)
Cash and due from banks                                                           $   49,247      $   32,775
Federal funds sold and interest-bearing deposits due from banks                       20,402           2,690
--------------------------------------------------------------------------------------------------------------
       Total cash and cash equivalents                                                69,649          35,465

Investment securities available for sale                                             509,642         361,760
Investment securities held to maturity; fair value of $ 47,196
    in 2003 and $48,436 in 2002                                                       46,196          46,083
Loans:
  Commercial                                                                         388,959         314,378
  Residential mortgages                                                              179,730         170,039
  Consumer and home equity                                                           250,038         234,259
--------------------------------------------------------------------------------------------------------------
        Total loans                                                                  818,727         718,676
   Plus: deferred (fees) costs                                                          (261)            982
   Less: Allowance for loan and lease losses                                          16,476          17,940
--------------------------------------------------------------------------------------------------------------
        Net loans                                                                    801,990         701,718
Premises and equipment - net                                                          28,062          25,167
Accrued interest receivable                                                            6,343           5,495
Goodwill and Identifiable Intangible Assets                                           28,309           3,020
Other assets                                                                          39,814          28,397
--------------------------------------------------------------------------------------------------------------
      TOTAL ASSETS                                                                $1,530,005      $1,207,105
==============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------
LIABILITIES:
Deposits:
     Noninterest bearing                                                            $254,741        $214,110
     Savings and interest-bearing transaction accounts                               779,268         593,637
     Time deposits under $100                                                        218,769         179,423
     Time deposits $100 and over                                                      79,313          71,922
--------------------------------------------------------------------------------------------------------------
        Total deposits                                                             1,332,091       1,059,092
Federal funds purchased and securities sold under
   agreements to repurchase                                                           17,380          19,974
Long-term debt                                                                        34,500          31,000
Other liabilities                                                                      6,405           6,272
Guaranteed preferred beneficial interests in Company's
  subordinated debentures                                                             30,000             ---
--------------------------------------------------------------------------------------------------------------
        TOTAL LIABILITIES                                                          1,420,376       1,116,338
--------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
  Common stock, no par value; authorized shares, 40,000,000; issued
    shares, 16,484,561 at September 30, 2003 and 15,404,651 December 31, 2002        131,162         101,664
  Accumulated Deficit                                                                (15,366)         (9,436)
  Treasury stock, at cost, 549,607 shares at September 30, 2003 and
    466,219 at December 31,  2002                                                     (7,443)         (5,881)
  Accumulated other comprehensive income                                               1,276           4,420
--------------------------------------------------------------------------------------------------------------
         TOTAL STOCKHOLDERS' EQUITY                                                  109,629          90,767
--------------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $1,530,005      $1,207,105
==============================================================================================================


                                       LAKELAND BANCORP, INC. AND SUBSIDIARIES
                                            CONSOLIDATED INCOME STATEMENTS
                                                      (UNAUDITED)

                                                             THREE MONTHS ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                                                     2003                2002           2003              2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                              (In thousands, except per share data)
INTEREST INCOME
  Loans and fees                                                   $11,828             $11,848        $35,406           $34,434
  Federal funds sold and interest bearing deposits with banks           67                 117            193               261
  Taxable investment securities                                      3,710               3,948         10,849            12,052
  Tax exempt investment securities                                     774                 585          2,144             1,711
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL INTEREST INCOME                                 16,379              16,498         48,592            48,458
-------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
  Deposits                                                           3,282               4,003          9,748            11,764
  Securities sold under agreements to repurchase                        50                  76            160               221
  Long-term debt                                                       877                 411          1,749             1,182
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL INTEREST EXPENSE                                 4,209               4,490         11,657            13,167
-------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                 12,170              12,008         36,935            35,291
Provision for loan losses                                              750               8,250          2,250             9,750
-------------------------------------------------------------------------------------------------------------------------------
                  NET INTEREST INCOME AFTER PROVISION FOR
                     LOAN LOSSES                                    11,420               3,758         34,685            25,541

NONINTEREST INCOME
  Service charges on deposit accounts                                1,913               1,444          5,232             4,376
  Commissions and fees                                                 793                 488          1,947             1,433
  Gain on the sales of securities                                      934                 812          1,686               875
  Other income                                                         228                 296            779               878
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL NONINTEREST INCOME                               3,868               3,040          9,644             7,562
-------------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
  Salaries and employee benefits                                     5,240               4,625         15,250            13,993
  Net occupancy expense                                                912                 838          2,688             2,491
  Furniture and equipment                                              877                 841          2,452             2,326
  Stationery, supplies and postage                                     341                 303          1,007               948
  Other expenses                                                     2,281               1,789          6,609             5,069
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL NONINTEREST EXPENSE                              9,651               8,396         28,006            24,827
-------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                      5,637              (1,598)        16,323             8,276
Provision for income taxes (benefit)                                 1,815                (887)         5,212             2,235
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                                   $3,822               ($711)       $11,111            $6,041
===============================================================================================================================

EARNINGS (LOSS) PER COMMON SHARE
  Basic                                                              $0.25              $(0.05)         $0.74             $0.40
-------------------------------------------------------------------------------------------------------------------------------
  Diluted                                                            $0.25              $(0.05)         $0.73             $0.39
-------------------------------------------------------------------------------------------------------------------------------

DIVIDENDS PER SHARE                                                  $0.10               $0.09          $0.28             $0.25
-------------------------------------------------------------------------------------------------------------------------------